UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

Lightning Gaming, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 Creek Circle, Suite 400, Boothwyn, Pa 19061

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) 610 494 5534

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2013, we borrowed $500,000, at an interest rate of 8% per annum, and issued a Promissory Note to the The Co-Investment Fund II, L.P. (“CI II”). All principal and accrued interest under the note are payable on the June 30, 2014 maturity date, subject to conversion and acceleration provisions summarized below. We will use the proceeds for working capital purposes.

With the prior written consent of CI II, we may prepay the note at any time without payment of penalty or unearned interest, provided however, that such prepayment is accompanied by the payment of accrued interest to the date of the prepayment and all costs, expenses or charges then owed.

The maturity of the note is subject to acceleration in the event of a default, which would include, among other things, our failure to make principal or interest payments when due or otherwise fail to perform or comply with any of the material obligations under the Note or the Loan Agreement or the Security Agreements (as defined in the Loan Agreement), a material adverse change with respect to us (as detailed in the note), an unstayed or undischarged judgment against us in excess of $50,000, a breach by us or LPI under any other pre-existing material agreement, document or instrument, if such breach would reasonable be expected to have a material adverse affect on us or LPI, or the loss of a material license or permit, that would reasonably be expected to have a material adverse effect on us or LPI.

The entire balance of principal and accrued interest under the note can, at the discretion of CI II, be converted into shares of existing non-voting Common Stock at a price of $1.00 per share, or, upon consent of both parties, to a new debt or equity instrument that may be created in the future.

CI II is managed by Cross Atlantic Capital Partners Inc. (“Cross Atlantic”). Donald Caldwell is a member of our board of directors and is the founder and chief executive officer of Cross Atlantic. Frederick R. Tecce is a member of our board of directors and is a managing director and of counsel of Cross Atlantic. CI II is deemed to own beneficially more than 5% of our outstanding common stock, based on its ability to acquire our common stock through the exercise of warrants or conversion of promissory notes.

The above description of the financing transaction is merely a summary of its material terms. A copy of the material agreement relating to the financing transaction is filed as an exhibit to this Form 8-K. Interested parties should read those agreements in their entirety.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 1.01 of this Form 8-K for information concerning the direct financial obligation on which we have become obligated under the promissory note to CI II.

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Please refer to Item 1.01 of this Form 8-K for information concerning the promissory note that we issued to CI II, which at the discretion of CI II is convertible into shares of our stock. The note was issued without registration under the Securities Act pursuant to the exemption from registration in Section 4(2) of the Securities Act.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
99.1	Promissory Note issued by Lightning Gaming, Inc. (“LGI”) and CI II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning Gaming, Inc.

By:/s/ Brian Haveson

          Brian Haveson, Chief Exective Officer

Date: May 6, 2013

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